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                                                                       EXHIBIT 3

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made as of November 16, 1999, by and between William S. Gasparrini, individually and on behalf of the entities set forth in the signature blocks below (the "Sellers") and TAG Acquisition, LLC (the "Buyer").

1. The Sellers agree to sell, and the Buyer agrees to buy, 1,634,384 shares of the common stock (the "Stock") of RMS Titanic, Inc., a Florida corporation, at a purchase price of $3.00 per share.

2. The Sellers shall deliver to the Buyer certificates representing all 1,634,384 shares of the Stock (the "Certificates"). The Sellers shall also deliver to the Buyer executed stock powers with respect to all such shares in the form attached.

3. The Buyer shall place $4,903,152, representing the entire purchase price for the Stock, into an escrow account at Patriot National Bank, Stamford, Connecticut, to be held in escrow pending delivery of the Certificates, and the executed stock powers.

4. The Sellers and Buyer agree that Buyer is purchasing the Certificates, subject to irrevocable proxies (Exhibit A) previously issued and delivered by the Sellers to Jon Thompson.

5. The Sellers represent and warrant that they hold clear title to the Stock and have all power and authority to assign title to the same.

6. The Buyer hereby agrees to (i) indemnify, defend and hold harmless the Sellers and each of their directors, officers, employees, trustees, affiliates, agents and the shareholders from and against any and all losses, damages, liabilities, costs and claims arising out of or based upon this Agreement (other than breach thereof by the Sellers); and (ii) reimburse the Sellers and each of their directors, officers, employees, trustees, affiliates, agents and shareholders for any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all reasonable legal expenses.

                                           BUYER:

                                           TAG ACQUISITION, LLC



                                           By: /s/  G. MICHAEL HARRIS
                                               --------------------------------
                                                    G. Michael Harris
                                                    Managing Partner

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                                          /s/ WILLIAM S. GASPARRINI
                                          -------------------------
                                          William S. Gasparrini

                                          THE WILLIAM S. GASPARRINI
                                          FAMILY LIMITED PARTNERSHIP

                                          By: /s/ WILLIAM S. GASPARRINI
                                          -------------------------
                                          Name: William S. Gasparrini
                                          Title: General Partner

                                          POST ROAD IRON WORKS, INC.

                                          By: /s/ WILLIAM S. GASPARRINI
                                             --------------------------
    SIGNATURE GUARANTEED                  Name: William S. Gasparrini
    MEDALLION GUARANTEED                  Title: President
FIRST TENNESSEE BANK NATIONAL
         ASSOCIATION                      POST ROAD IRON WORKS, INC.
/s/                                       PROFIT SHARING TRUST
-----------------------------
         AUTHORIZED SIGNATURE             By: /s/ WILLIAM S. GASPARRINI
                                          -------------------------
                                          Name: William S. Gasparrini
                                          Title: Trustee

                                          POST ROAD IRON WORKS, INC.
                                          PENSION TRUST

                                          By: /s/ WILLIAM S. GASPARRINI
                                          -------------------------
                                          Name: William S. Gasparrini
                                          Title: Trustee

                                          THE WILLIAM S. GASPARRINI
                                          IRA ROLLOVER

                                          By: /s/ WILLIAM S. GASPARRINI
                                          -------------------------
                                          Name: William S. Gasparrini
                                          Title: Owner